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                                  Exhibit 10.11

MOTOR VEHICLE SALES AGREEMENT

1.       PARTY A: SUN LOONG
                  -----------------------
         REGISTER NO.:     274
                      -------------------
2.       BANKER:
                -------------------------
         ACCOUNT NO.:   836406-87200 1853
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         PARTY B: SHENZHEN JINZHENGHUA TRANSPORT INDUSTRIAL DEVELOPMENT CO.,
         LTD.
         ADDRESS: F3-4 Fu An Building Che Gong Mao Shen Nan Road, Shenzhen City, PRC

3.       MODEL AND QUANTITY

         a)    RX type

         b)    Party B proposed to order 2000 units of RX type in 1998

         c) Those motor vehicles purchased by Party B should be used for the operation of taxi services or rental purpose.

4.       PRICING AND PAYMENT TERMS

         a) Each RX type motor vehicle cost RMB126,000. An additional cost of RMB200 for each is required for those of RX type with a metallic coating. A further cost of RMB1,700 for each is required for the facilities of centralisation of autodoor.

         b) Payment: Party B have to pay 20% of the total cost as down payment. The remaining balances will be settled by five installments. Payment schedules are as follows:

                  End of the first month                      10%
                  End of the third month                      10%
                  End of the sixth month                      20%
                  End of the ninth month                      20%
                  End of the twelfth month                    20%

                  Interest expenses: No interest expense is required for the first year. Outstanding balances after one year are subjected to a monthly interest expenses on 1% on unsettled balances.

5.       DELIVERY

         a) Party A should deliver the ordered quantities of motor vehicles and all related parts to Party B within ten working days after the collection of down payment.

         b) Time and place of delivery: Party A has to deliver items to the location specified by Party B within 20 days after the demand for delivery from Part B.

         c) At the time of delivery, both parties have to inspect those items.

         d) If quality problem is found at the time of inspection, Party A has to repair those items within ten working days. If Party A cannot fulfill this requirement, new products should be replaced within fifteen working days.


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         e)       After the completion of inspection of motor vehicles supplied by Party A, Party B should sign on the delivery note.

6.       RIGHTS AND DUTIES

         a) Party A should ensure the quantity supply and the quality of motor vehicles.

         b) Part B should follow the payment schedule to settle the installment payments and interest expenses (if any).

         c) Party B should carry our quality inspection on motor vehicles at the time of delivery.

         d) 10 units of RX-Type motor vehicles will be awarded to Party B if Party B can settle all outstanding balance according to the payment schedule. If the ultimate actual quantity purchase is less than the proposed quantities but over fifty, then Party A has to award RMB1,600 for each motor purchased. No other awards will be given to Party B apart from the above two situations.

         e) Party A offers one year warranty or 100,000 miles warranty to each motor vehicle whichever comes first.

7.       BREACH OF DUTIES

         a) If Party A breaches point 4.a. and 4.c. Party A has to pay 10% of contracted price to Party B as compensation.

         b) If Party B breaches Point 3, Party B has to pay 0.5% of contracted price to party A.

8.       OTHER

         a)       The contract will be effective after signed by both parties.

         b) Any argument happen may be resolved by mutual agreement or resolved it in court.

         c) There are four copies of the contract, each party keeps two copies.